SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                  ------------


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        Diversified Senior Services, Inc.
           (Exact name of the Registrant as specified in its charter)


            North Carolina                        56-1973923
  (State or other jurisdiction of              (I.R.S. Employer
  incorporation or organization)                Identification No.)


  915 West Fourth Street
  Winston-Salem, North Carolina                       27101
 (Address of principal executive offices)           (Zip Code)


     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(d) please check the following box. [X]

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:


                           Common Stock, no par value
                                (Title of class)

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED


     The description of the Common Stock of Diversified Senior Services, Inc. (the "Company") to be registered hereunder is set forth under the caption "Description of Securities" in the Prospectus included within the Registration Statement of the Company on Amendment No. 1 to Form SB-2 filed on August 26, 1997 with the Securities and Exchange Commission (Registration No. 333-34367), which description is incorporated herein by reference.


ITEM 2.  EXHIBITS

     All of the following Exhibits are incorporated by reference to the Company's Registration Statement on Form SB-2 and Exhibits thereto (Registration No. 333-34367):

         1.       The Company's Registration Statement on Form
                  SB-2 and the Exhibits thereto.

         2.       The Articles of Incorporation of the
                  Company.

         3.       The Bylaws of the Company.

         4.       Specimen of the Common Stock certificate.
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                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              DIVERSIFIED SENIOR SERVICES, INC.
                              (Registrant)


                              By: /S/ SUSAN L. CHRISTIANSEN
                                      Susan L. Christiansen
                                      Chief Operating Officer

Date:  November 5, 1997

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